                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ]  Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [X]  Definitive Proxy Statement

    [ ]  Definitive Additional Materials

    [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         PLUM CREEK TIMBER COMPANY, INC.
                         -------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of
     the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                                               [PLUM CREEK LOGO]

                        PLUM CREEK TIMBER COMPANY, INC.
                          999 THIRD AVENUE, SUITE 2300
                         SEATTLE, WASHINGTON 98104-4096
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     It is a pleasure to invite you to our Company's first Annual Meeting of Stockholders on Wednesday, May 10, beginning at 9:00 a.m., at Grouse Mountain Lodge in Whitefish, Montana.

     Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the Internet, as well as by telephone or by mailing back a traditional proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend in person you will have the opportunity, if you desire, to change your vote at the meeting.

     The agenda for the Annual Meeting includes the election of three directors to serve until the 2003 Annual Meeting and a proposal to adopt the Plum Creek 2000 Stock Incentive Plan. The Board of Directors recommends that you vote FOR the slate of director nominees and FOR adoption of the Plum Creek 2000 Stock Incentive Plan.

     If you have any questions concerning the Annual Meeting or the proposals, please contact our Director of Investor Relations, Emilio Ruocco, at (800) 858-5347 (within the U.S. and Canada) or (206) 467-3600 (outside the U.S. and Canada, call collect). I look forward to seeing you on May 10 in Whitefish.

Sincerely yours,

/s/ RICK R. HOLLEY
Rick R. Holley
President and Chief Executive Officer

                                                               [PLUM CREEK LOGO]

                        PLUM CREEK TIMBER COMPANY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2000

     NOTICE is hereby given that the Annual Meeting of Stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., on May 10, 2000, at the Grouse Mountain Lodge located at 1205 Highway 93 West, Whitefish, Montana, for the following purposes:

     1. To elect three (3) persons to serve on the Board of Directors for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2003;

     2. To approve the adoption of the Plum Creek 2000 Stock Incentive Plan; and

     3. To transact such other business as may properly come before such meeting or any adjournments thereof.

RECORD DATE         You are entitled to vote if you were a stockholder of record at the close of business on March 17, 2000.

ADMISSION           If your Plum Creek stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. In such case, your name does not appear on the list of stockholders and (i) in order to be admitted to the meeting, you must bring a letter or account statement showing that you were the beneficial owner of Plum Creek stock on the record date, and (ii) if you wish to vote in person at the meeting, you must also obtain a proxy executed in your favor from your broker or other holder of record.

PROXY VOTING        Please submit a proxy as soon as possible so that your
                    shares can be voted at the meeting. Submitting the enclosed form of proxy will appoint Rick R. Holley, William R. Brown and James A. Kraft as your proxies. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For instructions, please refer to the proxy card.

By Order of the Board of Directors

/s/ JAMES A. KRAFT
James A. Kraft
Vice President, General Counsel and Secretary
March 20, 2000

                        PLUM CREEK TIMBER COMPANY, INC.
                          999 THIRD AVENUE, SUITE 2300
                         SEATTLE, WASHINGTON 98104-4096
                            ------------------------

          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2000
              The Date of this Proxy Statement is March 20, 2000.

SOLICITATION OF PROXY AND REVOCABILITY

     This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc. (the "Company") in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company on May 10, 2000, or any adjournments thereof (the "Annual Meeting"). Proxies in the form enclosed, which are properly executed by stockholders and returned to management, or voted by telephone or Internet and not later revoked, will be voted at such meeting and, where specification is made on the ballot, will be so voted. Proxies received without specification, unless revoked, will be voted for management's proposals.

     Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation, by voting by telephone or Internet at a later date, or by signing and submitting another proxy card with a later date. It may also be revoked by attending the meeting and voting in person. If your shares of Plum Creek Common Stock are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Annual Meeting.

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxies, and any additional material which may be furnished to stockholders. In accordance with the regulations of the SEC and the New York Stock Exchange (the "NYSE"), the Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek's Common Stock. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

     Under Delaware law and the Company's Amended and Restated Bylaws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of Common Stock for a beneficial owner votes on at least one proposal but not on another because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Each share of Plum Creek Common Stock and Plum Creek Special Voting Stock entitles the holder to one vote on each of the two proposals to be presented at the Annual Meeting.

     With respect to the election of directors, stockholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The three nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. In an uncontested plurality election, such as this, abstentions and broker non-votes have no effect, since approval by a percentage of the shares present or outstanding is not required.

     With respect to Proposal No. 2, approval of the Plum Creek 2000 Stock Incentive Plan (the "Plan"), the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required. A stockholder who signs and submits a ballot or proxy is "present," so an abstention will have the same effect as a vote against the proposal. Shares not voted (by broker non-vote, or otherwise) are not considered present and are not counted as votes against the proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

     Pursuant to the Delaware General Corporation Law and the Company's Amended and Restated Bylaws, the business, property and affairs of Plum Creek are managed under the direction of the Board of Directors. Members of the Board are kept informed of Plum Creek's business through discussions with Plum Creek's officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

     The current nine-member Board of Directors is divided into three classes, with a class of directors elected each year for a three-year term and until successors of such directors are elected. The three directors whose terms are expiring in 2000 are Charles P. Grenier, Hamid R. Moghadam and John H. Scully, and each has been nominated for re-election as a director at the Annual Meeting.

     The remaining six directors will continue to serve as set forth below. In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Messrs. Grenier, Moghadam and Scully. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director. Each of the nominees has agreed to serve as a director if elected and the Company believes that each of them will be available to serve.

     The names and ages of the nominees and the other directors and their principal occupations or employment during the past five years are set forth below.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR TERMS EXPIRING IN 2003:

Charles P. Grenier

     Mr. Grenier, 50, served as the Executive Vice President of Plum Creek Management Company, L.P. ("Management Company"), the former general partner of Plum Creek Timber Company, L.P., from January 1994 through our conversion to a Real Estate Investment Trust ("REIT") on July 1, 1999, and continues in the same position with the Company. Mr. Grenier served as a Director of PC Advisory Corp I ("Corp I"), the general partner of Management Company, from April 1995 through our conversion to a REIT, and was elected a Director of the Company on July 1, 1999. Mr. Grenier also serves as a Director of Winter Sports, Inc.

Hamid R. Moghadam

     Mr. Moghadam, 43, was elected a Director of the Company on July 1, 1999. He is the Chief Executive Officer of AMB Property Corporation and Chairman of its Board of Directors. Mr. Moghadam is also one of the founders of AMB (in 1983), which is one of the largest public REITs in the country focusing on high through-put industrial properties.

John H. Scully

     Mr. Scully, 55, served as a Director of Corp I from November 1992 through our conversion to a REIT, and was elected a Director of the Company on July 1, 1999. Since 1991, Mr. Scully's principal occupation has been as a Managing Director of SPO Partners & Co., a private investment firm that is an affiliate of the former general partner. Mr. Scully also serves as a Director for Bell & Howell Company, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2001:

David D. Leland

     Mr. Leland, 64, served as a Director and Chairman of the Board of Corp I from December 1992 through our conversion to a REIT, and was elected a Director and the Chairman of the Board of the Company on July 1, 1999. Mr. Leland served as the President and Chief Executive Officer of Management Company from December 1992 to December 1993.

John G. McDonald

     Professor McDonald, 62, was elected a Director of the Company on July 1, 1999. Professor McDonald is the IBJ Professor of Finance in the Graduate School of Business at Stanford University, where he has been a faculty member since 1968. He serves as a Director of Varian, Inc.; Scholastic Corp.; Starwood Financial, Inc.; and eight mutual funds managed by Capital Research and Management Company and affiliates.

William E. Oberndorf

     Mr. Oberndorf, 46, served as a Director of Corp I from November 1992 through our conversion to a REIT, and was elected a Director of the Company on July 1, 1999. Since 1991, Mr. Oberndorf's principal occupation has been as a Managing Director of SPO Partners & Co., a private investment firm that is an affiliate of the former general partner. Mr. Oberndorf also serves as a Director for Bell & Howell Company, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002:

Rick R. Holley

     Mr. Holley, 48, served as the President and Chief Executive Officer of Management Company from January 1994 through our conversion to a REIT, and continues in the same position with the Company. Mr. Holley served as a Director of Corp I from January 1994 through our conversion to a REIT, and was elected a Director of the Company on July 1, 1999.

Ian B. Davidson

     Mr. Davidson, 68, served as a Director of Corp I from December 1992 through our conversion to a REIT, and was elected a Director of the Company on July 1, 1999. Mr. Davidson is the Chairman of DADCO, the holding company that owns the brokerage firm D.A. Davidson & Co. Mr. Davidson also serves as a Director of Energy West and the DADCO Companies.

William J. Patterson

     Mr. Patterson, 38, served as a Director of Corp I from November 1992 through our conversion to a REIT, and was elected a Director of the Company on July 1, 1999. Since 1991, Mr. Patterson's principal occupation has been as a Managing Director of SPO Partners & Co., a private investment firm that is an affiliate of the former general partner.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four regularly scheduled meetings and no special meetings in 1999. During 1999, all directors, except for Professor McDonald, attended 100% of the meetings of the Board of Directors and the standing Committees on which they served. Professor McDonald, elected to the Board on July 1, 1999, missed one Board meeting and one Audit and Compliance Committee meeting.

  Audit and Compliance Committee

     During fiscal year 1999, the Audit and Compliance Committee of the Board met two times. This committee has the responsibility to review and approve the scope of the annual audit, to recommend to the

Board the appointment of the independent public accountants, to interview the independent public accountants for review and analysis of the Company's financial systems and controls, and to review the independence of, and any non-audit services by, the independent public accountants. The Audit and Compliance Committee is also charged with reviewing the Company's Environmental Management Program and other compliance programs. Current members of the Audit and Compliance Committee are Messrs. Davidson (Chairman), Leland and McDonald.

  Compensation Committee

     The Compensation Committee of the Board, which held two meetings during fiscal year 1999, is responsible for reviewing and evaluating compensation policies and plans and recommending such plans for Board approval, including the compensation policies and plans for the Company's executive officers. The Compensation Committee is also responsible for making recommendations to the Board concerning amendments to the compensation plans and, in certain instances, making amendments to such plans. The current members of this committee are Messrs. Oberndorf (Chairman), Moghadam and Patterson.

  Nominating Committee

     The Nominating Committee of the Board was created at the time of the Company's conversion to a REIT and held no meetings during fiscal year 1999. The Nominating Committee is responsible for making recommendations to the Board on nominees to be designated by the Board for election as Directors. The current members of this committee are Messrs. Leland (Chairman), Scully and Holley.

     The Nominating Committee will consider nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 2300, Seattle, Washington, 98104. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver written notice to the Company not more than 90 days nor less than 60 days prior to the anniversary date of the Company's previous year's annual meeting of stockholders, setting forth, among other things: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, address and principal occupation of the proposed nominee or nominees; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the number of shares of Common Stock of the Company owned by the notifying stockholder and by the proposed nominee or nominees. These Bylaw provisions afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

     Messrs. Scully, Patterson and Oberndorf are principals of the former general partner. Under the terms of the Company's conversion in 1999 to a REIT, so long as they continue to own, directly and indirectly, at least five million shares of the Company's Common or Special Voting Stock, they are entitled to designate, for nomination purposes only, a sufficient number of the Company's nominees for the Board that, in addition to previously elected designees, would constitute a majority of the Board. If their ownership drops below five million shares but is greater than three million shares, they are entitled to designate the number of nominees that, in addition to previously elected designees, would equal two members of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee do not have any compensation committee interlocks or other insider participation to report.

DIRECTOR COMPENSATION

     During fiscal year 1999, each non-employee Director received an annual fee of $30,000 and $1,000 for each Board and committee meeting attended. The Chairman of the Board and committee chairmen each received an additional annual fee of $5,000 for serving in such capacities. In addition, each Director was reimbursed for expenses incurred in connection with these meetings. For fiscal year 2000, each non-employee Director will receive an annual fee of $40,000 and no per-meeting compensation. The Chairman of the Board and committee chairmen will continue to receive an additional annual fee of $5,000. Directors may also elect to take their Board fees in Company stock and may defer all or part of their compensation.

     Certain incidental expenses are paid on behalf of the Chairman of the Board, Mr. Leland, which totaled $40,348 for 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10 percent of the Company's Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), which require them to file reports with respect to their ownership of and transactions in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 1999 were met in a timely manner by its executive officers, Board members and greater than 10 percent stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION OF SUCH NOMINEES.

                                 PROPOSAL NO. 2

              ADOPTION OF THE PLUM CREEK 2000 STOCK INCENTIVE PLAN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

     The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal No. 2. A stockholder who signs and submits a ballot or proxy is "present," so an abstention will have the same effect as a vote against the proposal. Shares not voted (by broker non-vote, or otherwise) are not considered present and are not counted as votes against the proposal.

     The principal features of the Plum Creek 2000 Stock Incentive Plan (the "Plan") are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is attached as Appendix A to this Proxy Statement.

PURPOSE AND GENERAL DESCRIPTION OF THE STOCK INCENTIVE PLAN

     The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to eligible participants that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company. The total number of shares of Common Stock reserved and eligible for issuance under the Plan shall be 3,425,000. The Plan provides for the award of non-qualified stock options, dividend equivalents, restricted stock and value management awards.

ADMINISTRATION OF THE STOCK INCENTIVE PLAN

     The Plan is administered by the Company's Board of Directors and/or a Compensation Committee (the "Committee") appointed by the Board of Directors consisting solely of two or more non-employee directors of the Company who qualify as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "Non-Employee Directors" for purposes of Rule 16b-3 under the Exchange Act. The Committee has the authority to interpret the Plan and the agreements pursuant to which awards are granted, to adopt rules for the administration, interpretation and application of the Plan that are consistent with the Plan, and to interpret, amend or revoke any of those rules. In its discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. The Plan provides that the Committee may delegate from time to time to a sub-committee or to a senior executive officer to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

AWARDS AND ELIGIBILITY

     The Plan provides for grants of (a) non-qualified stock options (stock options not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("options"), (b) awards of restricted stock, (c) dividend equivalents, and (d) value management awards to officers, directors, employees, consultants and advisors of the Company and its subsidiaries.

  Stock Options

     Options will provide for the right to purchase Common Stock at the fair market value of the Common Stock on the date of grant, except that the Committee may determine otherwise with respect to the initial grants under the Plan. No individual may be granted options during any calendar year for shares of Common Stock exceeding 5% of the shares reserved for issuance under the Plan, subject to adjustment for stock splits, mergers and other corporate restructurings.

     Unless otherwise provided in a particular award agreement, options will vest over a four year period at a rate of 25% per year and will be exercisable after vesting, subject to such terms and conditions as will be determined by the Committee at or after the time of grant; provided, however, that the Committee may not grant an option with a term of more than 10 years from the date of grant. At any time after grant of an option, the Committee may, in its discretion, accelerate the period during which an option vests.

     Options are exercisable in whole or in part by written notice to the Company, specifying the number of shares being purchased and accompanied by payment of the purchase price for such shares. The option price may be paid: (1) in cash or its equivalent, as determined by the Committee, (2) by means of any cashless procedure approved by the Committee, (3) by delivery of restricted or unrestricted shares of Common Stock already owned by, and in the possession of, the optionee or (4) if authorized by the Board of Directors or the Committee, or if specified in the option agreement for the option being exercised, by a promissory note made by the optionee in favor of the Company. On the date the option price is to be paid, the optionee must make full payment to the Company of all amounts that must be withheld by the Company for Federal, state or local tax purposes or make arrangements satisfactory to the Committee regarding the payment of Federal, state or local taxes required by law to be withheld with respect to such award.

     If a participant's employment with or service as a director, consultant or advisor to the Company terminates by reason of his or her death, disability or for any other reason, vested options may thereafter be exercised as provided in the participant's award agreement, or as otherwise determined by the Committee.

     The Committee, in its absolute discretion, may impose such limitations and restrictions on the exercise of options as it deems appropriate. Any such limitations will be set forth in the respective award agreement. An optionee may not exercise an option if in the sole and absolute discretion of the Committee the exercise of the option would likely result in the optionee's or any other person's ownership of capital stock being in violation of the ownership limit contained in the Company's Articles of Incorporation.

  Restricted Stock

     A restricted stock award is an award of Common Stock that the recipient may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of for a period of time from the date on which the award was granted and that is subject to such other limitations and restrictions as may be determined by the Committee. Officers of the Company are not eligible to receive shares of Restricted Stock under the Plan.

     Awards of restricted stock may be granted either alone or in addition to other awards under the Plan. The Committee will determine the eligible recipients; the timing and number of shares to be awarded; the price, if any, to be paid by each participant for the acquisition of restricted stock; the restricted period applicable to awards; and all other conditions. The recipient of restricted stock will generally have the rights of a stockholder of the Company with respect to voting and receipt of dividends during the restricted period.

     Terms governing forfeiture of restricted stock upon termination of employment or service as a director, consultant or advisor to the Company or to any Subsidiary for any reason during the restricted period will be set forth in the award agreement governing the awards.

  Dividend Equivalents

     Dividend equivalents represent a 5-year right, granted in connection with an option granted under the Plan, to receive cash and Common Stock equal in value to (x) the per-share dividends paid by the Company during that period, times (y) the number of shares of Common Stock underlying the option. Dividend equivalents are subject to the attainment of performance goals, which unless otherwise provided in a particular award agreement, will be 13% total shareholder return on an annualized basis. For the performance goal to be met in any current year, and in order to earn prior-period unearned dividend equivalents, total shareholder return must be at or above the target for 15 trading days out of any 30 trading day period. Once the goal is met, dividends for such year(s) will be credited to the participant and will earn interest at a market rate selected from time to time by the Committee. The performance goals are intended to comply with Section 162(m) and will be subject to equitable adjustment by the Committee to the extent permitted by Section 162(m).

     Should a participant's employment terminate prior to the end of the 5-year performance period, dividend equivalents credited to the participant will be paid out in cash, except for dividend equivalents relating to non-vested options, which will be forfeited.

     The maximum payment with respect to dividend equivalents granted in any one calendar year to a participant who is a "Covered Employee" for purposes of
Section 162(m)(3) of the Code may not exceed an amount calculated by multiplying
(x) the maximum number of options permitted to be granted to a single individual times (y) the dividend paid per share of Common Stock over the 5-year performance period, plus (z) any interest credited thereon.

  Value Management Awards

     A value management award is an incentive compensation award that is contingent upon the attainment of performance goals during a specified 3-year performance period. These performance goals will be tied directly to total shareholder return, are intended to comply with Section 162(m) of the Code, and are subject to equitable adjustment by the Committee to the extent permitted by
Section 162(m). The Committee will specify the performance goals applicable to, and the face value of, each value management award granted to a participant, and the amounts that the participant is eligible to earn upon achievement of the performance goals. Unless otherwise provided in a particular award agreement, the performance goals will constitute a measure of total shareholder return, relative to a peer group of companies selected by the Committee, as set forth below:

          TOTAL SHAREHOLDER RETURN                     VALUE MANAGEMENT AWARD EARNED
          ------------------------                     -----------------------------
At or above the 75th percentile                200% of face value
Between the 50th and 75th percentiles          Sliding scale between 0 and 200%
Below the 50th percentile                      0% of face value

     Upon a determination by the Committee that the performance goals have been achieved under the Plan, appropriate amounts will be credited to each participant and will earn interest at a market rate selected from time to time by the Committee. Unless otherwise determined by the Committee, amounts credited to a participant will be paid out 50% at the beginning of the 4th year following grant of the award and 50% at the beginning of the 5th year following grant of the award, with each installment paid 50% in cash and 50% in Common Stock. In the case of participants who are Covered Employees for purposes of Section 162(m)(3) of the Code, unless otherwise determined by the Committee, such payments will be made only after achievement of the performance goals has been certified by the Committee.

     No payment in respect of a value management award granted for a performance period may be made to a participant in an amount that exceeds $3.6 million.

     Unless otherwise provided by the Committee in connection with specified terminations of employment or a "Change in Control" as defined in the Plan, if a participant's employment terminates for any reason (other than death or disability), including termination for cause, prior to the payment of a value management award with respect to a performance period, no value management award will be paid to that participant for that performance period, and all amounts credited to such participant will be forfeited. However, should a participant die or become disabled at any time during a Performance Period, a pro rata award may be paid based upon the participant's number of full months of active service during the performance period.

NON-TRANSFERABILITY

     Except as may be otherwise provided by the Committee, options awarded under the Plan may be transferred only pursuant to a qualified domestic relations order or by will, by the laws of descent and distribution, by an instrument to an inter vivos or testamentary trust, or by gift to immediate family members, unless and until such awards have been exercised or the shares underlying such awards have been issued and all restrictions applicable to such shares have lapsed. During a participant's lifetime, options are exercisable only by the participant. Participants are not permitted under the Plan to sell, transfer, pledge or assign restricted stock, dividend equivalents or value management awards.

NO REPRICING OF OPTIONS

     Once granted, the exercise price of an option granted under the Plan may not be reduced.

ADJUSTMENTS

     If the Committee determines that any dividend, reclassification, stock split, reorganization, merger, consolidation or other similar change in corporate structure affects the Common Stock such that the Committee or the Board of Directors determines an adjustment is appropriate in order to prevent dilution, then the Committee or the Board will make appropriate adjustments to the maximum number and class of shares issuable under the Plan and the number and/or class of shares and price per share in effect under each outstanding award.

AMENDMENT, SUSPENSION OR TERMINATION OF THE STOCK INCENTIVE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. The Board of Directors or Committee may also at any time amend the Plan. However, no such amendment or revision may, unless appropriate stockholder approval of such amendment or revision is obtained, (1) increase the maximum number of shares which may be acquired pursuant to awards granted under the Plan (except for adjustments described in the foregoing paragraph) or (2) increase the maximum number of shares of Common Stock (5% of the shares reserved for issuance under the Plan) for which awards may be issued during any fiscal year to any participant. No amendment of the Plan may alter or impair any rights or obligations under any awards already granted unless the holder of the award consents or the award otherwise provides. No awards may be granted or awarded during any period of suspension or after termination of the Plan.

CHANGE OF CONTROL

     If a Participant's employment is terminated by the Company within one year following a Change in Control as defined in the Plan other than for cause as defined in the Plan (but not by reason of death or disability) or by the participant with good reason as defined in the Plan, any options held by the participant under the Plan not previously exercisable and vested will become fully exercisable and vested; any restrictions or conditions applicable to any restricted stock awards held by the participant under the Plan will lapse and certificates representing shares of unrestricted stock will be issued to such participant within a reasonable period of time; with respect to dividend equivalents held by the participant under the Plan, all amounts credited to the participant at the time of termination will be paid in cash to the participant within ten business days; and with respect to value management awards, the maximum level of performance set forth under the respective performance goals will be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each performance period) of each outstanding value management award granted to the participant, along with all amounts credited to the participant, will become payable in cash to the Participant within ten business days.

SECURITIES LAWS AND FEDERAL INCOME TAXES

  Securities Laws

     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b-3. The Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

  General Federal Tax Consequences

     Under current Federal laws, in general, recipients of awards and grants of nonqualified options, restricted stock, and dividend equivalents under the Plan are taxable under Section 61 or 83 of the Code upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients.

  Section 162(m) Limitation

     In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation."

     Under Section 162(m), options will satisfy the "performance-based compensation" exception if the award of the options is made by a Board of Directors committee consisting solely of 2 or more "outside directors," the Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as "performance-based compensation" if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established performance goals which are established by a qualifying committee and which relate to performance targets which are approved by the corporation's stockholders.

     The Plan has been designed to permit the Committee to grant options that will qualify as "performance-based compensation." The Committee may grant awards to Section 162(m) participants that vest or become exercisable upon the attainment of performance goals determined by the Committee in its sole discretion. The specific performance goals to be determined by the Board or the Committee for dividend equivalents and value management awards are intended to comply with Section 162(m) of the Code, will be administered by the Board of Directors or the Committee and will be based upon total shareholder return. The performance goals will be subject to equitable adjustment by the Committee to the extent permitted by Section 162(m). The performance goals relate to any period the Committee designates as a performance period.

NEW PLAN BENEFITS TABLE

     Due to the discretionary nature of awards under the Plan and the fact that no awards have yet been granted, the amount of awards that may be granted under the Plan to any individual is not determinable. Therefore, a "New Plan Benefits Table" has not been provided.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE STOCK INCENTIVE PLAN. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock (including 634,566 shares of Special Voting Stock convertible into Common Stock) as of March 20, 2000 held by each director and officer, all directors and officers as a group, and any person or entity known to the Company to beneficially own more than 5% of the Company's Common Stock:

                                                            NUMBER OF SHARES       PERCENT
         NAME OF INDIVIDUAL OR IDENTITY OF GROUP           BENEFICIALLY OWNED      OF CLASS
         ---------------------------------------           ------------------      --------
Beneficial Owners of more than 5%
  PC Advisory Partners I, L.P............................      17,133,275(a)        24.75%
  PC Intermediate Holdings, L.P..........................      17,133,275(a)        24.75%
Directors
  Ian B. Davidson........................................          26,976(b)            *
  Charles P. Grenier.....................................         210,794(c)            *
  Rick R. Holley.........................................         687,894(d)(e)         *
  David D. Leland........................................         112,625(f)            *
  John G. McDonald.......................................           2,000               *
  Hamid R. Moghadam......................................             862               *
  William E. Oberndorf...................................      17,136,881(g)        24.76%
  William J. Patterson...................................      17,136,630(g)        24.76%
  John H. Scully.........................................      17,141,401(g)(h)     24.77%
Executive Officers
  William R. Brown.......................................          44,604(i)            *
  James A. Kraft.........................................         120,748(j)            *
  Michael J. Covey.......................................          15,157(k)            *
  Barbara L. Crowe.......................................           9,892(l)            *
All 13 Executive Officers and Directors as a Group.......      18,379,914           26.56%

---------------
 * Represents less than 1.0% of the outstanding shares of Common Stock, based on 69,206,575 shares of Common Stock outstanding as of March 20, 2000.

      Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 2300, Seattle, Washington, 98104-4096.

(a) PC Advisory Partners I, L.P. and PC Intermediate Holdings, L.P. are deemed to be under common control. Each is deemed, therefore, to beneficially own shares of Common Stock held by the other. PC Advisory Partners I, L.P. directly owns 164,987 shares of Common Stock and 6,346 shares of Special Voting Stock, which is convertible into Common Stock. PC Intermediate Holdings, L.P. directly owns 16,333,722 shares of Common Stock and 628,220 shares of Special Voting Stock.

(b)  Includes 300 shares of Common Stock owned by Mr. Davidson's wife.

(c) Includes 60,048 shares of Common Stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 5,750 shares of Common Stock owned by Mr. Grenier's children.

(d) Includes 103,352 shares of Common Stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 6,800 shares of Common Stock owned by Mr. Holley's children.

(e) Includes 387,745 shares of Common Stock owned by an employee benefits trust as to which Mr. Holley, as President and Chief Executive Officer, has voting and dispositive power. Mr. Holley disclaims beneficial ownership of the shares of Common Stock held by the trust.

(f)  Includes 32,000 shares of Common Stock held by Mr. Leland's wife.

(g) Includes 164,987 shares of Common Stock and 6,346 shares of Special Voting Stock held by PC Advisory Partners I, L.P. Also includes 16,333,722 shares of Common Stock and 628,220 shares of Special Voting Stock held by PC Intermediate Holdings, L.P. Messrs. Oberndorf, Patterson and Scully have shared control of, and have an indirect pecuniary interest in, PC Advisory Partners I, L.P. and PC Intermediate Holdings, L.P.

(h) Includes 5,000 shares of Common Stock held in a trust over which Mr. Scully has voting and dispositive power.

(i) Includes 15,234 shares of Common Stock receipt of which has been deferred pursuant to an election under an employee benefits plan.

(j) Includes 43,294 shares of Common Stock receipt of which has been deferred pursuant to an election under an employee benefits plan. Also includes 3,220 shares of Common Stock held by Mr. Kraft's children.

(k) Includes 5,155 shares of Common Stock receipt of which has been deferred pursuant to an election under an employee benefits plan.

(l) Includes 3,556 shares of Common Stock receipt of which has been deferred pursuant to an election under an employee benefits plan.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of compensation for the three fiscal years ended December 31, 1999 for the President and Chief Executive Officer and the Company's four other most highly compensated executive officers for services rendered in all capacities. Compensation amounts are on an accrual basis and include amounts deferred at the officer's election.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                         -----------------------
                                           ANNUAL COMPENSATION             AWARDS      PAYOUTS
                                    ----------------------------------   ----------   ----------
                                                 (A)          (B)           (C)
                                                             OTHER       RESTRICTED      (D)           (E)
                                                             ANNUAL        STOCK         LTIP       ALL OTHER
                                     SALARY     BONUS     COMPENSATION     AWARDS      PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)          ($)           ($)          ($)           ($)
---------------------------  ----   --------   --------   ------------   ----------   ----------   ------------
Rick R. Holley               1999   $470,000   $470,000                                              $128,990
  President and Chief        1998   $456,000   $114,000      $2,994       $114,000    $8,450,148     $ 53,840
  Executive Officer          1997   $434,000   $217,000                   $217,000                   $ 51,240
Charles P. Grenier           1999   $363,000   $320,000                                              $ 88,375
  Executive Vice President   1998   $356,000   $ 75,000      $2,723       $ 75,000    $6,035,820     $ 42,200
                             1997   $343,000   $171,500                   $171,500                   $ 40,640
James A. Kraft               1999   $238,500   $238,500                                              $ 60,243
  Vice President, General    1998   $232,000   $ 55,000      $1,559       $ 55,000    $3,621,491     $ 27,503
  Counsel and Secretary      1997   $223,600   $111,800                   $111,800                   $ 26,488
William R. Brown             1999   $215,625   $225,000                                              $ 36,413
  Executive Vice President   1998   $175,000   $ 50,000      $1,088       $ 50,000    $1,245,868     $ 15,450
  and Chief Financial
  Officer                    1997   $165,000   $ 82,500                   $ 82,500                   $ 14,400
Michael J. Covey             1999   $174,375   $180,000                                              $ 17,159
  Vice President, Resources  1998   $148,830   $ 37,500                   $ 37,500    $  518,167     $ 20,007
                             1997   $125,500   $ 80,089                                              $  9,104

---------------
(a) Amounts in the bonus column represent cash payments under the Management Incentive Plan ("MIP"). Under the terms of the MIP, one half of any MIP award was paid in cash and the remaining half in shadow stock (defined below). The shadow stock portion of the awards is reflected under the Restricted Stock Awards column of the Summary Compensation Table. For the plan year 1999, the Board approved the payment of the MIP awards entirely in cash. For the years 2000 forward, the MIP has been replaced by the Plum Creek Annual Incentive Plan.

(b) Other Annual Compensation represents reimbursement for certain taxes related to the 1997 MIP award.

(c) The amounts under the Restricted Stock Awards column of the Summary Compensation Table represent shares of shadow stock awarded under the MIP. The number of shares of shadow stock credited to each participant's account was determined by subtracting certain taxes from the dollar amount of the stock portion of each participant's MIP award and then dividing the remainder by the average price of a share of stock, as defined in the MIP.

     Once shares of shadow stock have been credited to a participant's account, additional shares of shadow stock are credited to the participant's account with respect to subsequent cash distributions made by the Company until the shares of shadow stock convert to shares of Common Stock. The number of additional shares of shadow stock that are so credited is equal to the per share distribution amount multiplied by the number of shares of shadow stock currently credited to the participant's account divided by the average price of a share of stock, as defined in the Plan.

      Each share of shadow stock credited to a participant's account represents the participant's right to receive an actual share of Plum Creek stock upon the occurrence of a realization event which is defined as the earliest of the expiration of the performance period (three years subsequent to the plan year for which the bonus is awarded), a change in control or the participant's termination of employment as a result of permanent disability or the participant's death. If the participant's employment is terminated involuntarily for cause prior to the occurrence of a realization event, the participant forfeits any shares of shadow stock credited to his or her account.

      On December 31, 1999, Messrs. Holley, Grenier, Kraft, Brown and Covey held shares of shadow stock (which converts into one share of Common Stock) awarded under the MIP that vest as set forth below. Messrs. Holley, Grenier, Kraft, and Brown held 8,926, 7,132, 4,647, and 3,242 shares of shadow stock, respectively, that vested on December 31, 1999. Messrs. Holley, Grenier, Kraft, and Brown held 7,668, 6,025, 3,951, and 2,916 shares of shadow stock, respectively, that will vest on December 31, 2000 or earlier under certain circumstances, as described in the preceding paragraph. In addition, Messrs. Holley, Grenier, Kraft, Brown and Covey held 4,472, 2,937, 2,158, 1,962 and 1,469 shares of shadow stock, respectively, that will vest on December 31, 2001 or earlier under certain circumstances, as described in the preceding paragraph. The market value of the total shares of shadow stock awarded under the MIP held by Messrs. Holley, Grenier, Kraft, Brown and Covey, based on the share closing price on December 31, 1999, was $526,632, $402,326, $268,857, $202,974, and
      $36,705, respectively.

(d) The amounts under the LTIP Payouts column of the Summary Compensation Table represent Shadow Stock earned over a five year period under the 1994 Long-term incentive plan ("1994 LTIP"). The performance period under the 1994 LTIP ended December 31, 1998, at which time all shares of shadow stock credited to participants' accounts vested. As of December 31, 1998, Messrs. Holley, Grenier, Kraft, Brown and Covey had earned 314,424, 224,589, 134,753, 46,358 and 19,281 shares of shadow stock, respectively, under the 1994 LTIP. Each share of shadow stock credited to a participant's account represented the participant's right to receive an actual share of stock on the distribution date (a date within 30 business days of the end of the performance period) except to the extent that the receipt of stock is deferred until after termination of employment. The distribution date for non-deferred stock was February 1, 1999.

      In accordance with the terms of the 1994 LTIP, Messrs. Holley, Grenier, Kraft, Brown and Covey elected to defer 92,677, 53,845, 39,719, 13,664 and 4,623 shares of shadow stock, respectively. Participants' deferred shadow stock will be credited with additional shares of shadow stock with respect to subsequent cash distributions made by the Company. The number of additional shares of shadow stock credited is equal to the per share distribution amount multiplied by the number of shares of shadow stock currently credited to the participant's account divided by the market price of Plum Creek stock on the distribution date.

(e) All Other Compensation includes matching thrift contributions in the Plum Creek Thrift and Profit Sharing Plan for Messrs. Holley, Grenier, Kraft, Brown and Covey totaling $9,600 each and includes matching thrift contributions in the Plum Creek Supplemental Benefits Plan for Messrs. Holley, Grenier, Kraft, Brown and Covey totaling $119,390, $78,775, $50,643, $26,813 and $7,559, respectively.

PENSION PLAN

     Estimated annual benefit levels under the supplemental, non-qualified pension plan of the Company ("Pension Plan"), based on earnings and years of credited service at age 65, are as follows:

                               PENSION PLAN TABLE

                        YEARS OF CREDITED SERVICE
FINAL AVERAGE   -----------------------------------------
  EARNINGS         15         20         25         30
-------------   --------   --------   --------   --------
 $  100,000     $ 22,095   $ 29,460   $ 36,825   $ 44,190
 $  300,000     $ 70,095   $ 93,460   $116,825   $140,190
 $  500,000     $118,095   $157,460   $196,825   $236,190
 $  700,000     $166,095   $221,460   $276,825   $332,190
 $  900,000     $214,095   $285,460   $356,825   $428,190
 $1,100,000     $262,095   $349,460   $436,825   $524,190
 $1,300,000     $310,095   $413,460   $516,825   $620,190
 $1,500,000     $358,095   $477,460   $596,825   $716,190

     Benefit accruals under the Pension Plan are based on the gross amount of salary and incentive bonuses, including bonuses awarded in shares under the MIP plan included in the Restricted Stock Column of the Summary Compensation Table, but excluding all commissions and other extra or added compensation or benefits of any kind or nature. Benefit amounts in the table above are shown as a single life annuity.

     The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus 0.5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. An early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable until age 62. Both the basic benefit and the supplement are reduced by 2% for each year the employee's actual retirement date precedes the date the employee would have attained age 65, or the date the employee could have retired after attaining age 60 with 30 years of credited service, if earlier. In addition, the basic benefit and the supplemental benefit will be reduced by any previously accrued and distributed benefits, increased for an assumed interest factor, under the Burlington Resources Inc. Pension Plan, under which participation was terminated on December 31, 1992 for the officers of the former General Partner of the Company. Years of service under the Pension Plan at age 65 for Messrs. Holley, Grenier, Kraft, Brown and Covey would be 30, 27, 30, 26 and 30, respectively. Years of service under the Pension Plan as of December 31, 1999 for Messrs. Holley, Grenier, Kraft, Brown and Covey were 17, 13, 16, 9 and 17, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, consisting entirely of non-employee directors, has furnished the following report on executive compensation:

  Compensation Philosophy

     The philosophy of the Company's compensation programs is to enhance the Company's performance and stockholder value by aligning the financial interests of the Company's executives and senior managers with those of its stockholders, while keeping the overall compensation package competitive. This philosophy is implemented by providing competitive base salaries and linking incentive compensation to absolute and relative stock performance measures (with relative performance compared to our peer group). The compensation package for officers includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company.

     The compensation package for each of the officers in 1999 consisted of four elements: (1) base salary, (2) annual incentive based bonus (3) long-term incentive plan and (4) various other benefits.

  Base Salary

     It is the Company's objective to pay base salaries at levels that are competitive (at or near the median) with those paid to senior executives of similar companies in the forest products industry. The Company believes that this is necessary to attract and retain the executive management required to lead the Company. Salaries are reviewed annually in connection with performance reviews. Mr. Holley, President and Chief Executive Officer, reviews the other executives' performance on an annual basis and makes salary recommendations to the Committee. The Committee independently reviews these recommendations and approves, with any modifications it deems appropriate, the annual salary for each executive. In addition to job performance, industry, peer group and national survey results are also considered in making salary determinations.

  Annual Incentive Compensation

     Through fiscal year 1999, the Company maintained an incentive program that provided an opportunity for officers and key employees to earn an annual incentive bonus based upon the performance of both the Company and the individual. The incentive for executive officers was awarded under the Management Incentive Plan ("MIP"). Under the MIP, the incentive potential was 100% of the officer's base salary and, except for plan year 1999 as described below, was paid 50% in cash and 50% in shadow stock which converts into Plum Creek stock three years after the award. The MIP bonus was calculated at year-end based on financial and other performance goals established by the Committee at the beginning of the fiscal year. The financial goals set for the 1999 fiscal year were based on operating income and free cash flow, and all MIP participants had the same financial goals, which accounted for 50% of the goal weighting. Other goals and weightings for each participant varied, depending on the participant's position and areas of responsibility. At the end of the fiscal year, the Committee reviewed the performance of each officer against the goals, and the results of this review process were used to determine the total MIP performance score for each officer.

  Long Term Incentive Plan

     In 1998, the Company adopted the Plum Creek 1998 Long Term Incentive Plan ("LTIP"), following the final pay out under the 1994 LTIP. As discussed below, the proposed Plum Creek 2000 Stock Incentive Plan is intended to replace the LTIP. The LTIP provides for the award of unit appreciation rights convertible into shadow stock based on the achievement of a series of five dividend and stock price targets over a five-year performance period. Following the LTIP's five-year performance period, any accrued shares of shadow stock convert into actual shares of Plum Creek stock. No targets were achieved during fiscal year 1999, and thus, no shares of shadow stock were credited under the plan.

  New Annual Incentive, Stock Option and Performance Based Plans

     Following Plum Creek's 1999 REIT conversion, the Committee engaged William
M. Mercer, Inc., a nationally recognized consulting firm, to review the Company's compensation plans and to recommend appropriate changes. As a result of that review, the Committee recommended, and the Board approved, adoption of a new annual incentive plan to replace the MIP. The new annual incentive plan is substantially similar to the MIP except that awards are paid entirely in cash. The Board also adopted the Plum Creek 2000 Stock Incentive Plan to replace the LTIP. As described in proposal 2 of this Proxy Statement, the primary reason for these changes was to ensure the Company's ability to attract and retain key employees. Consistent with this new compensation structure, the Board approved the payment of 1999 MIP bonuses entirely in cash.

  Other Benefits

     Executives participate in the Company's Thrift and Profit Sharing Plan, medical, dental, life, disability and other miscellaneous benefit programs that are made available to salaried employees. Officers are provided a vehicle for their business and personal use and also have the opportunity to participate in non-qualified supplemental thrift and pension plans entitling them to receive larger allocations than are permitted by the Internal Revenue Code for qualified plans.

  CEO Compensation

     The Company adheres to the same general compensation principles described above to determine Mr. Holley's compensation as President and Chief Executive Officer. Mr. Holley's base salary was set at $470,000 for fiscal year 1999, and for fiscal year 2000 his base salary was increased by approximately 11% to $520,000. The salary adjustment reflects the Committee's assessment of Mr. Holley's performance and the results of competitive compensation surveys for persons with comparable experience in the forest products industry. For purposes of this review, the Committee considers the same surveys as are used for all executive staff members as described above.

     For 1999, Mr. Holley's potential MIP incentive bonus was 100% of his base salary. Mr. Holley was awarded an incentive for fiscal 1999 equaling 100% of his base salary, reflecting the Committee's assessment of Mr. Holley's performance with respect to the Company's financial as well as strategic and management goals, which were a composite of the goals set for all members of the executive staff.

  Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

     The Internal Revenue Code (the "Code") precludes the Company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation table. Certain performance-based compensation is specifically exempt from the deduction limit. The Company's policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under the Code. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to further the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

     The former partnership, Plum Creek Timber Company, L.P., was not subject to the above Code limitations. The new Stock Incentive Plan is designed to qualify as a performance-based plan within the meaning of the Code so as to preserve the deductibility of compensation.

                        William E. Oberndorf -- Chairman

                   Hamid R. Moghadam and William J. Patterson

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's Midcap 400 Index and the Standard & Poor's Paper and Forest Product Stock Index for the five years ending December 31, 1999. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Standard & Poor's Midcap 400 Index and the Standard & Poor's Paper and Forest Product Stock Index. It also assumes reinvestment of all dividends.

                                                                              S&P PAPER AND FOREST
                                                       PLUM CREEK              PRODUCT STOCK INDEX        S&P MIDCAP 400 INDEX
                                                       ----------             --------------------        --------------------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 128.35                      110.13                      130.92
12/31/96                                                 151.54                      121.83                      156.05
12/31/97                                                 188.05                      130.63                      206.38
12/31/98                                                 175.24                      133.22                      245.82
12/31/99                                                 182.90                      186.27                      282.00

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Committee Report on Executive Compensation and the preceding Company Stock Price Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

RELATED PARTY TRANSACTIONS

     On July 1, 1999, the Company converted from a master limited partnership to a corporation. In order to qualify as a REIT, substantially all assets and associated liabilities related to manufacturing operations and harvesting activities, and some higher and better use lands, were transferred to several unconsolidated corporate subsidiaries. The Company is entitled to approximately 99% of the economic value of the unconsolidated subsidiaries through a combination of preferred stock and nonvoting Common Stock. The remaining 1% of the economic value and 100% of the voting control of the manufacturing and harvesting subsidiaries are owned by four individuals who are also officers of the corporation. See Indebtedness of Management below. In addition, in order to meet REIT income qualification tests under the Internal Revenue Code, the Company has entered into timber cutting contracts with the unconsolidated subsidiaries, as well as a cost sharing and administrative service agreement. The cost sharing and administrative service agreement covers accounting, transaction processing, human resources, information technology, legal, environmental, treasury, corporate affairs, and other day-to-day operational activities.

     Prior to the REIT conversion, the former general partner had overall responsibility for management of the operations. Under the terms of the former partnership agreement, Plum Creek Timber Company, L.P. reimbursed the general partner for salaries and other expenses incurred in operating the business. These reimbursements totaled $4.4 million for the six months ended June 30, 1999.

     Prior to the REIT conversion, the Company was required under the partnership agreement to reimburse the general partner for costs under the Long Term Incentive Plan. During January 1999, a final reimbursement of $6.2 million was paid to the general partner.

INDEBTEDNESS OF MANAGEMENT

     In order for the Company to qualify as a REIT, four officers of the Company purchased all of the voting Common Stock of the Company's corporate subsidiaries that generate non-REIT-qualified income. The voting stock represents 1% of the economic value of these corporate subsidiaries. The Company's operating partnership loaned these officers a total of $1.9 million in order to fund acquisition of the voting stock, in individual amounts as follows: $646,000 to Rick R. Holley; $418,000 to Charles P. Grenier; $418,000 to William R. Brown; and $418,000 to Michael J. Covey. The interest rate on each of these loans is 9% and the shares of voting stock are pledged as collateral for the loans. Loan payments are required to be made in July of each year, with the first such payments occurring in July 2000.

OUTSTANDING CAPITAL STOCK

     The Common Stock and the Special Voting Stock of the Company are its only classes of voting Capital Stock. The Company's Common Stock is traded on the New York Stock Exchange and the Pacific Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on March 17, 2000. At the close of business on that date, the Company had issued and outstanding 634,566 shares of Special Voting Stock, convertible into Common Stock, and 68,572,009 shares of Common Stock, $.01 par value. The closing price of the Company's Common Stock on that date was $24.1875.

INDEPENDENT AUDITORS

     The Board has selected the accounting firm of PricewaterhouseCoopers LLP to continue to serve as the Company's independent auditors for the fiscal year ending December 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

     Audit services provided by PricewaterhouseCoopers LLP in fiscal year 1999 included the examination of the Company's consolidated financial statements for the year ended December 31, 1999 and the review of various filings with the Securities and Exchange Commission. The audit services provided to the Company by PricewaterhouseCoopers LLP were approved by the Audit and Compliance Committee of the Board prior to being rendered. Other specific services, including tax consulting and review of the Company's compliance with the Objectives of the Sustainable Forestry Initiative, were approved by the Audit and Compliance Committee after a determination that none of such services would affect PricewaterhouseCoopers LLP's independence as auditors of the Company's financial statements.

STOCKHOLDER PROPOSALS

     The Company anticipates that the next Annual Meeting of Stockholders will be held in May of 2001. Any stockholder of record who desires to submit a proposal for inclusion in the proxy material related to the next Annual Meeting of Stockholders must do so in writing and it must be received at the Company's principal executive offices on or before November 24, 2000. The proponent must own 1% or more of the outstanding shares or $2,000.00 in market value of the Company's Common Stock, must have owned such shares for one year, and must comply with all other requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

     If a stockholder intends to present a proposal at the 2001 Annual Meeting of Stockholders that is not included in the Company's proxy statement, and the stockholder fails to properly notify the Company of such proposal in writing prior to February 9, 2001, then the proxies appointed by the Company's management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Article III, Section 5 of the Company's bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

     This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 1999. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated in this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 2300, SEATTLE, WASHINGTON, 98104-4096.

INCORPORATION BY REFERENCE

     According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

OTHER MATTERS

     In the event that any matter not described herein may properly come before the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the meeting.

                                   APPENDIX A

                        PLUM CREEK TIMBER COMPANY, INC.
                           2000 STOCK INCENTIVE PLAN

Section 1. General Purpose of Plan; Definitions.

     The name of this plan is the Plum Creek Timber Company, Inc. 2000 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on March 17, 2000, subject to the approval of the stockholders of the Company (defined below). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

         (1) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

         (2) "Award Agreement" shall mean, as the context requires, an agreement entered into with a Participant in connection with a Stock Option Award under
Section 5 hereof, a Restricted Stock Award under Section 6 hereof, a Dividend Equivalent award under Section 7 hereof, or a Value Management Award under
Section 8 hereof.

         (3) "Board" means the Board of Directors of the Company.

         (4) "Cause" shall mean (i) a Participant's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by a Participant involving personal dishonesty, theft or fraud in connection with the Participant's duties as an employee of the Company or a Subsidiary, or (iii) if applicable, a breach of any one or more material terms of a Participant's employment agreement with the Company.

         (5) "Change in Control" means the occurrence of any of the following events:

            (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the Effective Date (as defined in Section 14(2)) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

            (b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 1(5)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (6) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

         (7) "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in
Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The Committee may delegate its authority under the Plan to a sub-committee or to a senior executive officer of the Company to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

         (8) "Company" means Plum Creek Timber Company, Inc., a Delaware corporation (or any successor corporation).

         (9) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

        (10) "Disability" or "Disabled" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (11) "Dividend Equivalent" means a 5-year right, granted in connection with the grant of a Stock Option, pursuant to Section 7 below, to receive cash and Stock equal in value to dividends paid with respect to the number of shares of Stock underlying such Stock Option, subject to the attainment of Performance Goals.

        (12) "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Subsidiary; provided, however, that with respect to Value Management Awards, "Eligible Recipient" means an officer or other key employee of the Company or of any Subsidiary.

        (13) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (14) "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) if the Stock is publicly traded, the closing sale price of a share of Stock, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

        (15) "Good Reason" means, without a Participant's written consent, (i) a reduction in the Participant's titles, positions, duties and responsibilities as in effect immediately prior to a Change in Control, (ii) a reduction in the Participant's annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a Change in Control or (iii) relocation of the Participant's principal place of employment to a location more than 35 miles from the Participant's principal place of employment immediately prior to a Change in Control.

        (16) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships of the Participant.

        (17) "Memorandum Account" means an account established by the Committee in the name and for the benefit of a Participant, to record accruals of cash and/or stock under the Plan that remain subject to time restrictions. Accrued amounts of cash and/or stock shall earn interest at a market rate of interest, as periodically determined in the reasonable discretion of the Committee.

        (18) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options, awards of Restricted Stock or Dividend Equivalents, Value Management Awards or any combination of the foregoing.

        (19) "Performance Goals" shall mean performance goals set forth herein, or as determined by the Committee in its sole discretion. Such goals will be based on attaining specified levels of Total Shareholder Return and may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Performance Goals shall be subject to certification by the Committee; provided that, the Committee shall have the authority to make equitable adjustments to the Performance Goals, to the extent permitted by Section 162(m) of the Code, where applicable, in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

        (20) "Performance Period" shall mean: (i) as to any Value Management Award, the three-year period commencing on January 1, 2000, each three-year period commencing on the second January 1 following the commencement of the then current Performance Period and such other periods as the Committee may determine, and (ii) as to any Dividend Equivalents, five years after the date of grant or such other period selected by the Committee.

        (21) "Restricted Stock" means shares of Stock subject to certain restrictions granted pursuant to Section 6 below.

        (22) "Stock" means the common stock, par value $.01 per share, of the Company.

        (23) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5 below that is not an "incentive stock option" within the meaning of Section 422 of the Code.

        (24) "Subsidiary" means (A) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain or (B) any partnership in which the Company and/or any Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

        (25) "Total Shareholder Return" shall mean a computation consisting of Stock price appreciation (or depreciation) plus dividends paid, as calculated by the Committee in its reasonable discretion.

        (26) "Value Management Award" shall mean an incentive compensation award, granted pursuant to Section 8 below, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

Section 2. Administration.

     The Plan shall be administered in accordance with the requirements of
Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the
Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3") by the Board or, at the Board's sole discretion, by the Committee.

     Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan:
(a) Stock Options, (b) awards of Restricted Stock,

(c) Dividend Equivalents, (d) Value Management Awards or (e) any combination of the foregoing. In particular, the Administrator shall have the authority:

            (a) to select those Eligible Recipients who shall be Participants;

            (b) to determine whether and to what extent Stock Options, awards of Restricted Stock, Dividend Equivalents, Value Management Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

            (c) to determine the number of shares of Stock to be covered by each award granted hereunder;

            (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock or Dividend Equivalents and the conditions under which restrictions applicable to such awards of Restricted Stock or Dividend Equivalents shall lapse, and (y) the Performance Goals and Performance Periods applicable to Dividend Equivalents and Value Management Awards; and

            (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, awards of Restricted Stock, Dividend Equivalents, Value Management Awards or any combination of the foregoing granted hereunder.

     The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including, but not limited to the Company and the Participants.

Section 3. Stock Subject to Plan.

     The total number of shares of Stock reserved and available for issuance under the Plan shall be 3,425,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 5% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

     Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any award of Restricted Stock or Dividend Equivalents granted hereunder are forfeited or cancelled, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan. To the extent shares of Stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. As to awards of Dividend Equivalents, only the actual number of shares of Stock actually issued to Participants shall be considered in calculating the maximum number of shares of Stock available for delivery under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares of Stock are returned to the Company in satisfaction of such indebtedness, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock and Dividend Equivalents and granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4. Eligibility.

     Eligible Recipients shall be eligible to be granted Stock Options, awards of Restricted Stock, Dividend Equivalents, Value Management Awards or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5. Stock Options.

     Stock Options may be granted alone or in addition to other awards granted under the Plan. Unless a particular Award Agreement provides differently, each Participant shall be granted under Section 7 hereof one Dividend Equivalent for each Stock Option granted under this Section 5. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Options shall be made. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder. More than one award of Stock Options may be granted to the same Participant and be outstanding concurrently hereunder.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than the par value of the Stock on such date.

        (2) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

        (3) Exercisability. Unless provided for otherwise in a particular Award Agreement, Stock Options shall vest over a four year period at a rate of 25% per year and shall be exercisable after vesting, subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that no Stock Option shall be exercisable if the exercise of such Stock Option would result in a violation of the stock ownership limitations set forth in the Company's Charter. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any Change in Control of the Company.

        (4) Method of Exercise. Subject to paragraph (3) of this Section 5, Stock Options may be exercised in whole or in part after vesting at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, has been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised, or (iii) in the form of Restricted Stock subject to an award hereunder (based on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the option price is made in whole or in part in the form of Restricted Stock, the shares of Stock received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares of Stock equal to the number of shares surrendered upon the exercise of such Stock Option. A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (2) of Section 12 below.

     The Administrator may require the surrender of all or a portion of any Stock Option (and any associated Dividend Equivalents) granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of Section 162(m) of the Code, to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

        (5) Loans. The Company or any Subsidiary may make loans available to Stock Option holders in connection with the exercise of outstanding Stock Options, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company or any Subsidiary, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the aggregate option price less the par value (if any) of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and/or interest and the conditions upon which the loan will become payable in the event of the holder's termination of service to the Company or to any Subsidiary shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

        (6) Non-Transferability of Options. Except as otherwise provided by the Administrator, Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than pursuant to a qualified domestic relations order, by will, by the laws of descent or distribution, by instrument to an inter vivos or testamentary trust in which the Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to Immediate Family, and may be exercised, during the lifetime of the Participant, only by the Participant.

        (7) Termination of Employment or Service. If a Participant's employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Disability or for any other reason, vested Stock Options may thereafter be exercised to the extent provided in the Award Agreement evidencing such Stock Options, or as otherwise determined by the Administrator, but in no event shall the exercise period be less than thirty (30) days (or six (6) months in the event of termination by reason of death or Disability) following termination of employment.

Section 6. Restricted Stock.

     Awards of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in paragraph (2) of this Section 6 applicable to awards of Restricted Stock ; and all other conditions of the awards of Restricted Stock. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion.

     The provisions of the awards of Restricted Stock need not be the same with respect to each Participant. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in paragraph (5) of Section 5 of the Plan with respect to the exercise of Stock Options.

        (1) Awards and Certificates. The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 6(2), (i) each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

     The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     Notwithstanding anything to the contrary contained in this Section 6, in no event shall awards of Restricted Stock be granted to a Covered Employee.

        (2) Restrictions and Conditions. The awards of Restricted Stock granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

           (a) Subject to the provisions of the Plan and the Award Agreement governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the Participant's termination of employment or service as a director, consultant or advisor to the Company or any Subsidiary, the Participant's death or Disability.

           (b) Except as provided in paragraph (2)(a) of this Section 6, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

           (c) The rights of Participants granted awards of Restricted Stock upon termination of employment or service as a director, consultant or advisor to the Company or to any Subsidiary terminates for any reason during the Restricted Period shall be set forth in the Award Agreement governing such awards.

Section 7. Dividend Equivalents.

     The Administrator is authorized to grant awards of Dividend Equivalents to Eligible Participants, subject to such terms and conditions as the Administrator shall determine, including the attainment of Performance Goals.

        (1) The prospective recipient of awards of Dividend Equivalents shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement evidencing the award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date.

        (2) Notwithstanding anything to the contrary contained in this Section 7, in no event shall the pay out with respect to Dividend Equivalents granted in any one calendar year to a Participant who is a Covered Employee exceed an amount calculated by multiplying the maximum number of Stock Options permitted to be granted to a single individual pursuant to Section 3 hereof times the dividend paid per share of Stock over the 5-year Performance Period of such Dividend Equivalents, plus any interest credited thereon. Participants shall not be permitted to sell, transfer, pledge or assign Dividend Equivalents.

        (3) Dividend Equivalents shall be subject to the attainment of Performance Goals set by the Administrator, which unless provided for differently in the Award Agreement, shall be 13% Total Shareholder Return on an annualized basis. In order for the Performance Goal to be met with respect to any current year, as well as prior-period unearned Dividend Equivalents, the Total Shareholder Return, on a compounded basis, must be at or above the target for 15 trading days out of any 30 trading day period in any one year. Once the goal is met, dividends for such year(s) shall be credited to the Participant's Memorandum Account and shall earn interest at a market rate selected from time to time by the Committee.

        (4) Dividend Equivalents granted with respect to specified Stock Options shall terminate with respect to the opportunity to earn additional dividends if and to the extent that the associated Stock Option is exercised.

        (5) Unless otherwise provided in a particular Award Agreement, amounts credited to a Participant's Memorandum Account, including any interest credited thereon, shall be paid within a reasonable time following the end of the 5th year after grant of the Dividend Equivalent, and shall be paid 50% in Stock and 50% in cash.

        (6) Within a reasonable period of time following termination of employment, a Participant shall receive an amount in cash equal to the amount credited to such Participant's Memorandum Account with respect to vested Stock Options. All Dividend Equivalents relating to non-vested Stock Options shall be forfeited.

Section 8. Value Management Awards.

     The Administrator is authorized to grant Value Management Awards to Eligible Recipients. Subject to Section 8(2) below, in determining the persons to whom Value Management Awards shall be granted and the face value of each Value Management Award, the Administrator shall take into account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan. Value Management Awards granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time approve.

        (1) In General. The Administrator shall specify with respect to each 3-year Performance Period, the Performance Goals applicable to each Value Management Award, the face value of the Value Management Award granted to a Participant, and the amounts that the Participant is eligible to earn upon achievement of the Performance Goals for such Performance Period. Unless otherwise provided in a particular

Award Agreement, the Performance Goals shall constitute a measure of Total Shareholder Return, relative to a peer group of companies selected by the Committee, as set forth below:

TOTAL SHAREHOLDER RETURN                VALUE MANAGEMENT AWARD EARNED
At or above the 75th percentile         200% of face value
Between the 50th and 75th percentiles   Sliding scale between 0 and 200%
Below the 50th percentile               0% of face value

        (2) Special Provisions Regarding Value Management Awards.
Notwithstanding anything to the contrary contained in this Section 8, in no event shall payment in respect of Value Management Awards granted for a Performance Period be made to a Participant who is a Covered Employee in an amount that exceeds $3.6 million.

        (3) Memorandum Accounts. Upon a determination by the Committee that Performance Goals have been achieved under the Plan, amounts will be credited to each Participant's Memorandum Account in accordance with the terms of each such Participant's Award Agreement.

        (4) Time and Form of Payment. Unless otherwise determined by the Administrator, all payments of amounts credited to a Participant in his or her Memorandum Account in respect of Value Management Awards granted under this Plan shall be made 50% at the beginning of the 4th year following the grant of such Award and 50% at the beginning of the 5th year following the grant of such award, with each such payment to be paid out 50% in cash and 50% in Stock. In the case of Participants who are Covered Employees, unless otherwise determined by the Administrator, such payments shall be made only after achievement of the Performance Goals has been certified by the Administrator.

        (5) Termination of Employment. Unless otherwise provided by the Administrator in connection with specified terminations of employment and except as otherwise provided in Section 9 below, if a Participant's employment terminates for any reason (other than death or Disability), including termination for Cause, prior to the payment of a Value Management Award with respect to a Performance Period, no Value Management Award shall be payable to such Participant for that Performance Period, and all amounts credited to such Participant's Memorandum Account shall be forfeited. However, should a Participant die or become Disabled at any time during a Performance Period, a pro rata award may be paid based upon the Participant's number of full months of active service during the Performance Period. The Administrator shall have the authority to specify the manner, if any, in which Value Management Awards will be deemed earned in the event of specified terminations of employment during a Performance Period.

Section 9. Acceleration of Awards.

     If a Participant's employment is terminated within one year following a Change in Control (A) by the Company or a Subsidiary other than for Cause (but not by reason of death or Disability) or (B) by the Participant with Good Reason, then, in any such case, as of the date the Participant's employment with the Company is terminated:

        (1) any Stock Options held by the Participant under the Plan not previously exercisable and vested shall become fully exercisable and vested;

        (2) any restrictions or conditions applicable to any Restricted Stock awards held by the Participant under the Plan shall lapse and certificates representing shares of unrestricted Stock shall be issued to such Participant within a reasonable period of time, bearing only such legends and other restrictions as are necessary, in the Committee's reasonable discretion, under the Securities Act of 1933 ("Securities Act") or the Code;

        (3) with respect to Dividend Equivalents held by the Participant under the Plan, all amounts credited to the Participant's Memorandum Account at the time of termination shall be paid in cash to the Participant within ten business days;

        (4) with respect to Value Management Awards, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of each outstanding Value Management Award granted to the Participant, along with all amounts credited to the Participant's Memorandum Account, shall become payable in cash to the Participant within ten business days.

Section 10. Amendment and Termination.

     The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

        (1) except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

        (2) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

        (3) extend the maximum option period under paragraph (2) of Section 5 of the Plan.

     Notwithstanding the foregoing, stockholder approval under this Section 10 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to an employee benefit plan of the Company.

     The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, except as otherwise specifically provided herein, no such amendment shall impair the rights of any Participant without his or her consent.

     To the extent that the Committee determines that the restrictions imposed by the Plan preclude achievement of the Plan's material purposes in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices outside of the United States.

Section 11. Unfunded Status of Plan.

     The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12. General Provisions.

        (1) Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (2) The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (3) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (4) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company may, to the extent permitted by law, in lieu of the payment of cash by the Participant, satisfy its tax withholding obligation by withholding Stock due and payable to the Participant pursuant to an award.

        (5) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 13. Governing Law.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Washington without giving effect to the conflict of laws principles thereof.

Section 14. Stockholder Approval; Effective Date of Plan.

        (1) The grant of any award hereunder shall be contingent upon stockholder approval of the Plan being obtained within twelve (12) months before or after the date the Board adopts the Plan.

        (2) Subject to the approval of the Plan by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted
by the Board, the Plan shall be effective as of                (the "Effective
Date").

Section 15. Term of Plan.

     No Stock Option or awards of Restricted Stock, Dividend Equivalents or Value Management Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

                                     PROXY

                        PLUM CREEK TIMBER COMPANY, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
             THE 2000 ANNUAL MEETING OF STOCKHOLDERS, MAY 10, 2000


      The undersigned acknowledges receipt of (a) Notice of 2000 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the "Company") to be held on May 10, 2000, at the Grouse Mountain Lodge, located at 1205 Highway 93 West, Whitefish, Montana (the "Annual Meeting"), (b) accompanying Proxy Statement, and (c) Annual Report of the Company for its fiscal year ended December 31, 1999. Rick R. Holley, William R. Brown and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting or any adjournment thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting of any adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON EACH ITEM AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

VOTE BY TELEPHONE                           VOTE BY INTERNET
-----------------                           ----------------

It's fast, convenient, and immediate!       Its fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone        vote is immediately confirmed
1-877-PRX-VOTE (1-877-779-8683).            and posted.


Follow these four easy steps.               Follow these four easy steps.

1. Read the accompanying Proxy Statement    1. Read the accompanying Proxy
   and Proxy Card                              Statement and Proxy Card.

2. Call the toll-free number                2.  Go to the Website
   1-877-PRX-VOTE (1-877-779-8683)              http://www.eproxyvote.com/pcl

3. Enter your 14-digit Voter Control        3.  Enter your 14-digit Voter
   Number located on your Proxy Card            Control Number located on your
   above your name.                             Proxy Card above your name.

4. Follow the recorded instructions.        4.  Follow the instructions
                                                provided.


Your vote is important!                     Your vote is important!
Call 1-877-PRX-VOTE anytime!                Go to http://www.eproxyvote.com/pcl
                                            anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet



                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL.

                                                           FOR  AGAINST  ABSTAIN
    1. ELECTION OF DIRECTORS.           2. To approve the  [  ]   [  ]     [  ]
                                           adoption of the
                                           Plum Creek 2000
       NOMINEES: (01) Charles P. Grenier,  Stock Incentive
                 (02) Hamid R. Moghadam    Plan.
                 and (03) John H. Scully

        FOR     [   ]     [   ] WITHHELD


       [  ] __________________________
            For all nominees except as
            noted above


                                          MARK HERE IF YOU PLAN TO ATTEND  [  ]
                                          THE MEETING

                                          MARK HERE FOR ADDRESS CHANGE AND [  ]
                                          NOTE AT LEFT

                                          In their discretion the Proxies are
                                          authorized to vote on such other
                                          matters as may properly come before
                                          the Annual Meeting or any adjournment
                                          thereof.


                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS. IF ACTING AS ATTORNEY,
                                          EXECUTOR, TRUSTEE, OR IN
                                          REPRESENTATIVE CAPACITY,
                                          SIGN NAME AND TITLE.



Signature________________Date_________    Signature________________Date_________